FORM 8-A

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                  _____________________________

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
                  _____________________________

                     Entergy Arkansas, Inc.
     (Exact name of registrant as specified in its charter)

       Arkansas                   1-10764                 71-0005900
      (State of          (Commission File Number)      (I.R.S. Employer
   incorporation or                                  Identification No.)
    organization)
                         425 West Capitol Avenue,
                                40th Floor
                        Little Rock, Arkansas 72201
                              (501) 377-4000
                           (Address of principal
                            executive offices,
                            including zip code)

                 _______________________________

     Securities to be registered pursuant to Section 12(b) of the
Act:

       Title of each class           Name of each exchange on which
       To be so registered          Each class is to be so registered
 6% Series First Mortgage Bonds          New York Stock Exchange
      Due November 1, 2032

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

     Securities Act registration statement file number to which this form relates: 333-39018
                 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the
Act:   None

     The Commission is respectfully requested to send copies of all notices, orders and communications to:

      Mark G. Otts, Esq.           Kimberly M. Reisler, Esq.
    Entergy Services, Inc.          Thelen Reid & Priest LLP
      639 Loyola Avenue               40 West 57th Street
 New Orleans, Louisiana 70113      New York, New York  10019
        (504) 576-5228                   (212) 603-2207


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         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be
Registered.

     The  securities to be registered hereby are  the  6%  Series
First  Mortgage  Bonds  due November 1,  2032  (the  "Bonds")  of
Entergy Arkansas, Inc. (the "Company"), an Arkansas corporation.

     A description of the Bonds is contained in the Prospectus included in the Registration Statement on Form S-3 of Entergy Arkansas, Inc., Registration Statement File No. 333-39018, which was declared effective by the Securities and Exchange Commission on June 16, 2000, as supplemented by a Preliminary Prospectus Supplement dated November 1, 2002 filed pursuant to Rule 424(b) under the Securities Act of 1933 on November 4, 2002, and a Prospectus Supplement dated November 6, 2002 filed pursuant to Rule 424(b) under the Securities Act of 1933 on November 8, 2002, in each case, relating to the Bonds. Such description, as so supplemented, is incorporated herein by reference.

Item 2.   Exhibits.

     The Bonds described herein are to be listed on the New York Stock Exchange. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to Form 8-A have been duly filed with the New York Stock Exchange.

Exhibit Description                    Method of Filing

1(a)    *Registration Statement on     Previously filed as
        Form S-3 filed by Entergy      Registration Statement No.
        Arkansas, Inc.                 33-39018.

1(b)    *Preliminary Prospectus        Previously filed pursuant
        Supplement dated November 1,   to Rule 424(b)(5) under the
        2002 filed by Entergy          Securities Act of 1933
        Arkansas, Inc.

1(c)    *Prospectus Supplement dated   Previously filed pursuant
        November 6, 2002 filed by      to Rule 424(b)(5) under the
        Entergy Arkansas, Inc.         Securities Act of 1933

4(a)    *Amended and Restated          Exhibit 3(i)(c)1 to the
        Articles of Incorporation of   Company's  Annual Report on
        the Company, as amended.       Form 10-K for the year
                                       ended December 31, 1999 in
                                       File No. 1-10764.

4(b)    *By-Laws of the Company, as    Exhibit 3(ii)(c) to the
        amended.                       Company's Annual Report on
                                       Form 10-K for the year
                                       ended December 31, 1999 in
                                       File No. 1-10764.

4(c)    *Mortgage and Deed of Trust    Exhibit 7(d) in File No. 2-
        dated as of October 1, 1944,   5463.
        as amended by fifty-six
        Supplemental Indentures.

4(d)    Supplemental Indentures
        supplementing said Mortgage
        and Deed of Trust

        *First Supplemental Indenture  Exhibit 7(b) in File No. 2-
                                       7121.

        *Second Supplemental           Exhibit 7(c) in File No. 2-
        Indenture                      7605.

        *Third Supplemental Indenture  Exhibit 7(d) in File No. 2-
                                       8100.

        *Fourth Supplemental           Exhibit 7(a)-4 in File No.
        Indenture                      2-8482.

        *Fifth Supplemental Indenture  Exhibit 7(a)-5 in File No.
                                       2-9149.

        *Sixth Supplemental Indenture  Exhibit 4(a)-6 in File No.
                                       2-9789.

        *Seventh Supplemental          Exhibit 4(a)-7 in File No.2-
        Indenture                      10261.

        *Eighth Supplemental           Exhibit 4(a)-8 in File No.
        Indenture                      2-11043.

        *Ninth Supplemental Indenture  Exhibit 2(b)-9 in File No.
                                       2-11468.

        *Tenth Supplemental Indenture  Exhibit2(b)-10 in File No.
                                       2-15767.

        *Eleventh Supplemental         Exhibit D in File No. 70-
        Indenture                      3952.

        *Twelfth Supplemental          Exhibit D in File No. 70-
        Indenture                      4099.

        *Thirteenth Supplemental       Exhibit 4(d) in File No. 2-
        Indenture                      23185.

        *Fourteenth Supplemental       Exhibit 2(c) in File No. 2-
        Indenture                      24414.

        *Fifteenth Supplemental        Exhibit 2(c) in File No. 2-
        Indenture                      25913.

        *Sixteenth Supplemental        Exhibit 2(c) in File No. 2-
        Indenture                      28869.

        *Seventeenth Supplemental      Exhibit 2(d) in File No. 2-
        Indenture                      28869.

        *Eighteenth Supplemental       Exhibit 2(c) in File No. 2-
        Indenture                      35107.

        *Nineteenth Supplemental       Exhibit 2(d) in File No. 2-
        Indenture                      36646.

        *Twentieth Supplemental        Exhibit 2(c) in File No. 2-
        Indenture                      39253.

        *Twenty-first Supplemental     Exhibit 2(c) in File No. 2-
        Indenture                      41080.

        *Twenty-second Supplemental    Exhibit C-1 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       5151.

        *Twenty-third Supplemental     Exhibit C-1 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       5257.

        *Twenty-fourth Supplemental    Exhibit C to Rule 24
        Indenture                      Certificate in File No. 70-
                                       5343.

        *Twenty-fifth Supplemental     Exhibit C-1 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       5404.

        *Twenty-sixth Supplemental     Exhibit C to Rule 24
        Indenture                      Certificate in File No. 70-
                                       5502.

        *Twenty-seventh Supplemental   Exhibit C-1 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       5556.

        *Twenty-eighth Supplemental    Exhibit C-1 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       5693.

        *Twenty-ninth Supplemental     Exhibit C-1 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       6078.

        *Thirtieth Supplemental        Exhibit C-1 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       6174.

        *Thirty-first Supplemental     Exhibit C-1 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       6246.

        *Thirty-second Supplemental    Exhibit C-1 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       6498.

        *Thirty-third Supplemental     Exhibit A-4b-2 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       6326.

        *Thirty-fourth Supplemental    Exhibit C-1 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       6607.

        *Thirty-fifth Supplemental     Exhibit C-1 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       6650.

        *Thirty-sixth Supplemental     Exhibit C-1 to Rule 24
        Indenture                      Certificate dated December
                                       1, 1982 in File No. 70-
                                       6774.

        *Thirty-seventh Supplemental   Exhibit C-1 to Rule 24
        Indenture                      Certificate dated February
                                       17, 1983 in File No. 70-
                                       6774.

        *Thirty-eighth Supplemental    Exhibit A-2(a) to Rule 24
        Indenture                      Certificate dated December
                                       5, 1984 in File No. 70-
                                       6858.

        *Thirty-ninth Supplemental     Exhibit A-3(a) to Rule 24
        Indenture                      Certificate in File No. 70-
                                       7127.

        *Fortieth Supplemental         Exhibit A-7 to Rule 24
        Indenture                      Certificate in File No. 70-
                                       7068.

        *Forty-first Supplemental      Exhibit A-8(b) to Rule 24
        Indenture                      Certificate dated July 6,
                                       1989 in File No. 70-7346.

        *Forty-second Supplemental     Exhibit A-8(c) to Rule 24
        Indenture                      Certificate dated February
                                       1, 1990 in File No. 70-
                                       7346.

        *Forty-third Supplemental      Exhibit 4 to Form 10-Q for
        Indenture                      the quarter ended September
                                       30, 1990 in File No. 1-
                                       10764.

        *Forty-fourth Supplemental     Exhibit A-2(a) to Rule 24
        Indenture                      Certificate dated November
                                       30, 1990 in File No. 70-
                                       7802.

        *Forty-fifth Supplemental      Exhibit A-2(b) to Rule 24
        Indenture                      Certificate dated January
                                       24, 1991 in File No. 70-
                                       7802.

        *Forty-sixth Supplemental      Exhibit 4(d)(2) in File No.
        Indenture                      33-54298.

        *Forty-seventh Supplemental    Exhibit 4(c)(2) to Form 10-
        Indenture                      K for the year ended
                                       December 31, 1992 in File
                                       No. 1-10764.

        *Forty-eighth Supplemental     Exhibit 4(b) to Form 10-Q
        Indenture                      for the quarter ended June
                                       30, 1993 in File No. 1-
                                       10764.

        *Forty-ninth Supplemental      Exhibit 4(c) to Form 10-Q
        Indenture                      for the quarter ended June
                                       30, 1993 in File No. 1-
                                       10764.

        *Fiftieth Supplemental         Exhibit  4(b) to Form 10-Q
        Indenture                      for the quarter ended
                                       September 30, 1993 in File
                                       No. 1-10764.

        *Fifty-first Supplemental      Exhibit 4(c) to Form 10-Q
        Indenture                      for the quarter ended
                                       September 30, 1993 in File
                                       No. 1-10764.

        *Fifty-second Supplemental     Exhibit 4(a) to Form 10-Q
        Indenture                      for the quarter ended June
                                       30, 1994 in File No. 1-
                                       10764.

        *Fifty-third Supplemental      Exhibit C-2 to Form U5S for
        Indenture                      the year ended December 31,
                                       1995.

        *Fifty-fourth Supplemental     Exhibit C-2(a) to Form U5S
        Indenture                      for the year ended December
                                       31, 1996.

        *Fifty-fifth Supplemental      Exhibit 4(a) to Form 10-Q
        Indenture                      for the quarter ended March
                                       31, 2000 in File No. 1-
                                       10764.

        *Fifty-sixth Supplemental      Exhibit 4(a) to Form 10-Q
        Indenture                      for the quarter ended
                                       September 30, 2001 in File
                                       No. 1-10764.

        *Fifty-seventh Supplemental    Exhibit 4(b) to Form 10-Q
        Indenture                      for the quarter ended March
                                       31, 2002 in File No. 1-
                                       10764.

        Form of Fifty-eighth           Filed herewith.
        Supplemental Indenture

4(e)    Form of Bond                   Filed herewith.

* Previously filed as indicated and incorporated herein by reference.

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  November 8, 2002           ENTERGY ARKANSAS, INC.



                                   By:/s/ Steven C. McNeal
                                       Name:  Steven C. McNeal
                                       Title:  Vice President
                                       and Treasurer